[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

  Exhibit 10.1

FIRST AMENDMENT TO LICENSE AGREEMENT

This first amendment to the License Agreement (“First Amendment”) is made and entered into as of this 19th day of June, 2016 (“First Amendment Effective Date”) by and between The University of Western Australia, a body corporate established pursuant to the provisions of The University of Western Australia Act 1911, with offices at 35 Stirling Highway, Crawley, Western Australia 6009 (“UWA”), on the one hand, and Sarepta Therapeutics, Inc., with offices at 215 First Street, Cambridge, MA 02142, USA (“Sarepta”) and Sarepta International CV (“Sarepta Netherlands,” and collectively with Sarepta, “Licensee”), on the other hand.

WHEREAS, UWA and Licensee entered into a certain Exclusive License Agreement, dated as of November 24, 2008 (the “Prior License Agreement”);

WHEREAS, UWA and Licensee entered into an Amended and Restated Exclusive License Agreement, dated as of April 10, 2013 (as amended hereby, the “License Agreement”), pursuant to which the Prior License Agreement was amended and restated; and

WHEREAS, UWA and Licensee wish to amend the License Agreement with respect to the exercise of the Royalty Purchase (as defined in the License Agreement).

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS.

1.1.Capitalized terms not defined in this First Amendment shall have the meaning given in the License Agreement.

2.	AMENDMENT.

2.1.Royalty Purchase Amount. Section 4.3(a) of the License Agreement is hereby deleted in its entirety and replaced with the following:

(a) UWA hereby waives Licensee’s obligation to pay a Royalty to UWA under Section 4.2 based on the first [**] of aggregate Net Sales of all Products in the Territory that immediately follow the first Regulatory Approval of a Product in the United States by entering into this First Amendment, and in consideration therefor Licensee hereby agrees to pay to UWA a one-time payment of Seven Million U.S. Dollars (USD 7,000,000) (the “Initial Product Payment”) within sixty (60) days of the First Amendment Effective Date.  Licensee may, at its sole option, choose to terminate its obligation to pay to UWA [**] for all Products throughout the Territory under Section 4.2 by providing written notice thereof to UWA during the period [**], which shall constitute a “Royalty Purchase Notice” for all purposes of the Agreement, and agree to pay to UWA the following amounts subject to the terms and conditions of this Section 4.3 (the “Royalty Purchase”): (i) a one-time payment of [**] (the “Royalty Purchase Upfront Payment”), (ii) a one-time payment of Ten Million U.S. Dollars (USD 10,000,000) the first time that aggregate Net Sales of all Products in the Territory exceed [**] in any calendar year prior to [**], and (iii) a one-time payment of Ten Million U.S. Dollars (USD 10,000,000) the first time aggregate Net Sales of all Products in the Territory exceed [**] in any calendar year prior to [**] ((ii) and (iii) each, a “Royalty Purchase Milestone Payment,” and collectively with the Royalty Purchase Upfront Payment, the “Royalty Purchase Payment”). For clarity, if the Royalty Purchase becomes effective, if aggregate Net Sales of all Products in the Territory exceed [**] for the first time in the same year that aggregate Net Sales of all Products in the Territory exceed [**] for the first time, then both Royalty Purchase Milestone Payments shall be triggered and Licensee shall pay to UWA Twenty Million U.S. Dollars (USD 20,000,000). For clarity, in no event shall Licensee be obligated to pay to UWA pursuant to this Section 4.3 more than a total of [**], if Licensee provides a Royalty Purchase Notice and each of the milestones set forth in subsections (ii) and (iii) are achieved.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

2.2.Royalty Purchase Bid Process. Section 4.3(b) of the License Agreement is hereby deleted in its entirety and replaced with the following:

(b)           During the period beginning on the date of the Royalty Purchase Notice and ending [**] thereafter, unless such period is earlier terminated by written notice from UWA to Licensee (the “Royalty Purchase Period”), UWA may solicit offers to assign to a third party [**], to receive Royalties from Licensee under Section 4.2, other than for the first [**] consecutive calendar quarters immediately following and in connection with the first Regulatory Approval of a Product in the United States (which have been waived pursuant to Section 4.3(a)) (the “Royalty Rights”). If, during the Royalty Purchase Period, [**] third parties offer to UWA compensation in exchange for the Royalty Rights in excess of the Royalty Purchase Payment (each, a “Competing Bid”), UWA shall notify Licensee, in writing, of the [**] Competing Bid received during the Royalty Purchase Period (the “Leading Bid”) promptly after receiving such Leading Bid. During the [**] period beginning upon Licensee's receipt of such notification of a Leading Bid (the “Decision Period”), Licensee may provide written notice to UWA that it agrees to the Royalty Purchase on the terms of the Leading Bid instead of the Royalty Purchase Payment under Section 4.3(a) (“Match Notice”). If Licensee provides a Match Notice to UWA during the Decision Period, then UWA may not assign the Royalty Rights to any third party and the Parties shall execute an amendment to this License Agreement pursuant to which the Royalty Purchase shall take the form of the terms of the Match Notice to the extent that such terms differ from the terms of the Royalty Purchase Payment. If Licensee does not provide a Match Notice to UWA during the Decision Period, UWA may assign the Royalty Rights to the third party that made the Leading Bid on the terms of the Leading Bid and the Royalty Purchase under Section 4.3(a) shall no longer be in effect following the execution of such assignment; provided, however, that if UWA receives a subsequent higher bid than the Leading Bid during or after the Decision Period before executing an agreement with the third party making the then-applicable Leading Bid, (i) UWA may not assign the Royalty Rights to a third party on the terms of the then-applicable Leading Bid, (ii) UWA shall promptly notify Licensee of the new bid which thereafter becomes the Leading Bid, and (iii) a new Decision Period shall commence and the foregoing terms shall apply. If no Leading Bid is received during the Royalty Purchase Period, UWA may not assign the Royalty Rights to any third party. Licensee may not exercise the Royalty Purchase and shall have no obligation to pay to UWA any portion of the Royalty Purchase Payment during the Royalty Purchase Period.  If UWA receives a Leading Bid during the Royalty Purchase Period, the Royalty Purchase will become effective (if at all) upon Licensee providing a Match Notice to UWA; if UWA does not receive a Leading Bid during the Royalty Purchase Period, the Royalty Purchase will become effective upon the expiration of the Royalty Purchase Period.

2.3.Royalty Purchase Milestone Payment. Section 4.3(c) of the License Agreement is hereby deleted in its entirety and replaced with the following

(c) [**], Licensee will pay UWA as follows: (i) by making any payments necessary pursuant to the terms of the Leading Bid specified in the latest Match Notice, or (ii) if UWA did not receive a Leading Bid during the Royalty Purchase Period, by paying the Royalty Purchase Upfront Payment within [**] from the expiration of the Royalty Purchase Period and each Royalty Purchase Milestone Payment within [**] after December 31 of the year for which such Royalty Purchase Milestone Payment was earned.

2.4.Effect of Royalty Purchase. Section 4.3(d) of the License Agreement is hereby deleted in its entirety and replaced with the following:

(d) If the Royalty Purchase becomes effective, Licensee shall have no further obligation under Section 4.2 to pay to UWA any Royalty on sales of any Product that occur after the date of the Royalty Purchase Notice and shall have no further obligations under Section 4.2 with respect to such Products. To the extent any Royalties have been paid by Licensee to UWA pursuant to Section 4.2 for sales of Products after the First Amendment Effective Date, such Royalties shall be fully credited toward any of the Royalty Purchase Upfront Payment or the Royalty Purchase Milestone Payments made by Licensee to UWA pursuant to Section 4.3(a) or any payment made pursuant to an amendment entered into pursuant to a Match Notice. Notwithstanding anything in this Section 4.3 to the contrary, Licensee's obligations under Section 4.4 shall remain in effect even in the event the Royalty Purchase becomes effective.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

3.	Miscellaneous

3.1.Full Force and Effect of License Agreement. Except as specifically modified in this First Amendment, all terms and conditions of the License Agreement shall remain in full force and effect.

3.2.Counterparts. The Parties may execute this First Amendment in two or more counterparts, each of which shall be deemed an original.

[The remainder of this page intentionally left blank; signature page follows]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

“UWA”:

The University of Western Australia,

a body corporate established pursuant to the provisions

of The University of Western Australia Act 1911

By: /s/ Robyn Owens

Name: Professor Robyn Owens

Title: Deputy Vice-Chancellor (Research), The University of Western Australia

“Licensee”:

Sarepta Therapeutics, Inc.

By: /s/ Edward M. Kaye MD

Name: Edward M. Kaye MD

Title: CEO (Interim)

Sarepta International CV

By: /s/ Sandy Mahatme

Name: Sandy Mahatme

Title: CFO

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